UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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PHOTOMEDEX, INC.

(Name of Registrant as Specified In Its Charter)

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September 26, 2012

Dear Shareholders:

On November 6, 2012, PhotoMedex, Inc. shall have its first annual meeting of stockholders who come from being former stockholders of Radiancy, Inc. and from being stockholders of PhotoMedex who were there to welcome the Radiancy stockholders to the combined company. The two companies are the stronger for coming together. The two cultures are assimilating, drawing the best attributes from each.

On behalf of the Board of Directors and the staff and management of the Company, permit me to thank our stockholders for having faith in this enterprise.

We ask that you return the incumbent directors for another year of effort and success. Your vote is indeed important. Please take a moment to determine the best way to vote your shares, and then – it only takes a moment – please do so.

We look forward to the balance of 2012 and then 2013 for the opportunities they present to the Company.

Yours very truly,

Dolev Rafaeli
Chief Executive Officer

147 Keystone Drive
Montgomeryville, PA 18936
www.photomedex.com

Notice of Annual Meeting of Stockholders

Time:	9:00 a.m. (Eastern Time) on November 6, 2012

Place:	At the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, NY 10036-8299

Purpose:                      To consider and vote on the following proposals:

•
To elect eight (8) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•
To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2012; and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel; and

•
To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

This proxy statement contains further information with respect to the business to be transacted at the PhotoMedex annual meeting. PhotoMedex will transact no other business at the annual meeting except such business as may properly be brought before the annual meeting or any adjournments or postponements thereof. Please refer to the proxy statement of which this notice forms a part for further information with respect to the business to be transacted at the annual meeting.

Board of Directors’ Recommendation:

The PhotoMedex Board of Directors unanimously recommends that the PhotoMedex stockholders vote “FOR” the election of the eight (8) director nominees, vote “FOR” the ratification of the appointment of Grant Thornton Israel as our independent registered public accounting firm for the year to be ended December 31, 2012 and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel; and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Record Date:

Only stockholders of record of PhotoMedex common stock as of the close of business on September 21, 2012, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were 21,476,636 shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

Vote Required for Approval:

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual/special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the applicable annual meeting, or you may authorize the individuals named on your proxy card to vote your shares. To grant this authority, you may call the toll–free telephone number or use the Internet as described in the instructions included with your proxy card.

On September 24, 2012 the closing sales price of PhotoMedex’s common stock, which trades on the NASDAQ Global Market (“NASDAQ”) under the symbol “PHMD,” was $14.17 per share. You should obtain current market quotations for PhotoMedex common stock.

By order of the Board of Directors,

PhotoMedex, Inc.

Date September 26, 2012	By:	/s/ Dolev Rafaeli
Montgomeryville, PA		Dr. Dolev Rafaeli
Chief Executive Officer

This proxy statement is dated September 26, 2012 and, together with the accompanying proxy card, is first being mailed to PhotoMedex stockholders on or about October 1, 2012.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE, OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time before the annual meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by the record holder.

The accompanying proxy statement provides a detailed description of the proposals for the annual meeting. We urge you to read the accompanying proxy statement carefully and in its entirety.

QUESTIONS AND ANSWERS ABOUT THE MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the annual meeting. These questions and answers may not address all questions that may be important to you as a PhotoMedex stockholder. To better understand these matters, you should carefully read this entire proxy statement. All references in this proxy statement to “PhotoMedex” refer to PhotoMedex, Inc., a Nevada corporation.

Q: What proposals are PhotoMedex stockholders being asked to consider?

A: PhotoMedex stockholders are being asked to:

•	elect eight (8) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors”;

•
ratify the appointment of Grant Thornton Israel to serve as our independent registered public accountant firm for the year to be ended December 31, 2012 and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel; and

•
approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Q: What are the recommendations of the PhotoMedex board of directors?

A: The board of directors has approved the three proposals.

THE PHOTOMEDEX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PHOTOMEDEX STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES, VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON ISRAEL AS OUR INDEPENDENT REGSTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR TO BE ENDED DECEMBER 31, 2012; AND VOTE FOR ADJOURNMENT OF THE MEETING FOR ANY PURPOSE.

Q: When and where will the annual and special meetings be held?

A: The annual meeting of PhotoMedex stockholders will be held at the offices of Proskauer Rose LLP, Eleven Times Square, New York, NY 10036-8299, on  November 6, 2012 at 9:00 a.m., Eastern time.

Q: Who is entitled to vote at the annual/special meetings?

A: The record date for the PhotoMedex annual meeting is September 21, 2012. Only holders of shares of PhotoMedex common stock as of the close of business on the record date are entitled to notice of, and to vote at, the PhotoMedex annual meeting or any adjournment or postponement thereof. As of the record date there were 21,476,636 shares of PhotoMedex common stock outstanding.

Q: What constitutes a quorum for the annual meeting?

A: At the PhotoMedex annual meeting, a quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this proxy statement as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Q: What vote of PhotoMedex stockholders is required to approve the PhotoMedex proposals?

A: Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal to Ratify Appointment of Grant Thornton Israel: If a quorum is present, the ratification of the appointment of Grant Thornton Israel and of the audit committee’s authority to set the compensation of Grant Thornton Israel requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annual Meeting: If a quorum is present, the annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Q: How do PhotoMedex stockholders vote?

A: PhotoMedex stockholders have four voting options. You may vote using one of the following methods:

•
Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•
Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•
In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

Q: What happens if I sell my shares of PhotoMedex common stock before the PhotoMedex annual meeting?

A: The record date of the PhotoMedex annual meeting, which we refer to in this proxy statement as the “PhotoMedex record date,” is earlier than the date of the PhotoMedex annual meeting. If you transfer your shares after the PhotoMedex record date but before the PhotoMedex annual meeting, you will retain your right to vote at the PhotoMedex annual meeting.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at your annual meeting. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of PhotoMedex, dated as of a later date than the date of the proxy and received prior to the PhotoMedex annual meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the PhotoMedex annual meeting;

•
by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending the annual meeting, and voting in person.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by mail at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103, or by telephone toll-free at (800) 733-1121. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank, or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible so that your shares will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

THE PHOTOMEDEX ANNUAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by PhotoMedex’s board of directors of proxies to be voted at the PhotoMedex annual meeting, which is to be held on November 6, 2012, beginning at 9:00 a.m., Eastern Time, at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, NY 10036-8299. On or about October 1, 2012, PhotoMedex will have commenced mailing this proxy statement and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the PhotoMedex Annual Meeting

At the PhotoMedex annual meeting, PhotoMedex stockholders will be asked to consider and vote on proposals to:

•
elect to our Board of Directors eight (8) director nominees, to serve until our next annual meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•
ratify the appointment of Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2012; and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel; and

•
approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Proposal No. 1—Election of Directors

These eight (8) director nominees, if elected at the annual meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the eight (8) nominees listed herein below, all of whom are recommended by our board of directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our board of directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the record date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the eight (8) nominees will be elected if they receive more affirmative votes than any other nominees.

The slate of nominees to the PhotoMedex board of directors is favored by PhotoMedex’s board of directors. The present board believes that the slate reflects a fair commingling of the talents of PhotoMedex and Radiancy. It will allow the board of directors also to have a broad range of experience with respect to each of PhotoMedex and Radiancy. Finally, the present board believes that the slate of directors is individuals who will be able to assist in the assimilation of the cultures of the two companies.

The PhotoMedex board of directors unanimously recommends a vote FOR each director nominee listed below:

Lewis C. Pell

Dr. Yoav Ben-Dror

Dr. Dolev Rafaeli

Dennis M. McGrath

Dr. Nahum Melumad

James W. Sight

Stephen P. Connelly

Katsumi Oneda

Directors, Executive Officers and Corporate Governance

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. Members of our Board of Directors are encouraged to attend meetings of the Board of Directors and the Annual Meeting of Stockholders. The Board of Directors held 14 meetings and executed four unanimous written consents in lieu of a meeting in 2011.

The following sets forth certain biographical information concerning our current directors and our executive officers as of September 24, 2012.

Name	Position	Age
Lewis C. Pell	Non-Executive Chairman of the Board of Directors	69
Yoav Ben-Dror	Executive Vice Chairman of the Board of Directors	59
Dolev Rafaeli	Chief Executive Officer and Director	48
Dennis M. McGrath	President, Chief Financial Officer and Director	55
Nahum D. Melumad	Director	57
James W. Sight	Director	57
Stephen P. Connelly	Director	61
Katsumi Oneda	Director	74

Directors and Executive Officers

Lewis C. Pell was appointed to our Board of Directors and was unanimously elected to serve as Non-Executive Chairman of the Board on December 12, 2012. Mr. Pell was a member of Radiancy’s Board since 1998. Mr. Pell has founded over a dozen successful medical technology companies during the past three decades. In 1979, he founded Pentax Precision Instruments, which was sold to Asahi Optical Co. in 1990. In 1983, he founded American Endoscopy Inc., which was sold to C.R. Bard, Inc. (BCR-NYSE) in 1986. In 1984, he founded Versaflex Inc., which was sold to Medtronic in 1988. In 1989, he founded Heart Technology Corp., which went public in the U.S. in 1992 and was sold to Boston Scientific Corp. (BSX-NYSE) in 1995. In 1991, he founded InStent Inc., which became a public company in 1995 and was sold to Medtronic in 1996. In 1994, he founded Influence Inc., which was sold to American Medical Systems Inc. in 1999. Working with Dr. Shlomo Ben-Haim, Mr. Pell founded Biosense Inc. in 1994, which was sold to Johnson & Johnson in 1997. He is currently chairman and an investor for a number of private medical device companies. In 1992, he founded and remains the chairman of Vision-Sciences, Inc. (VSCI-NASDAQ). Mr. Pell has a B.S. in political science from Brooklyn College and over 20 years of experience in the medical technology industry. Such experience is valuable to the Company.

Yoav Ben-Dror was appointed to our Board of Directors and was elected to serve as Non-Executive Vice Chairman on December 12, 2012. Dr. Ben-Dror was the chairman of Radiancy’s Board since 2006. He is an entrepreneur with more than 30 years of experience in technology, medical devices and financial innovations. He currently serves on the Board of Dagon Batey-Mamguroth Le-Israel Ltd (silo houses), Final Inc. (high-frequency financial algorithm technology), Fitango Inc. (social network), Neurotech Solutions Ltd. (human cognition and behavior with an emphasis on attention deficit/hyperactivity disorder (ADHD), and Impact First Investments Ltd. (investment management firm that specializes in social investing). He is a director at Keren Shemesh Foundation for the Encouragement of Young Entrepreneurs (in association with YBI (Youth Business International), a foundation assisting young entrepreneurs in transforming an idea into a successful sustainable small business), a director at Hatnuah Hezrachit Hachadasha Ltd. (social activity), a member of the Board of Trustees of the Holon Institute of Technology (H.I.T.), and a trustee at the Hecht-Zilzer Trust (charity). Dr. Ben Dror previously served on the Board of Cellcom Israel Ltd. (CEL-NYSE), Dubek Ltd. (tobacco) and Magic Box Ltd. (financial algorithm technology), and was a member of the Board of H.I.T. He was also involved with InStent Inc., Influence Medical Technologies Ltd. and Disc-O-Tech Medical Technologies Ltd. Dr. Ben Dror is a member of the Israel Bar and holds a Doctor of the Science of Jurisprudence (J.S.D.) from the School of Law (Boalt Hall), University of California, Berkeley. Dr. Ben-Dror lends balance to the deliberations of the Board.

Dolev Rafaeli was appointed as our Chief Executive Officer and director in December 2011. Dr. Rafaeli joined Radiancy in February 2006 as president and CEO. He has over 22 years of experience managing international operations. Prior to joining Radiancy, Dr. Rafaeli served from 2004 to 2006 as president and CEO of the USR Group, a consumer electronics products manufacturer, managing operations in Israel, China, Hong Kong and the U.S. Between 2000 and 2004, Dr. Rafaeli founded and served as general manager of Orbotech Ltd. (ORBK-NASDAQ), an automated optical inspection capital equipment manufacturer for the electronics industry in China and Hong Kong, where he was instrumental in building these operations into a $100 million a year business. Between 1997 and 2000, Dr. Rafaeli served as CEO of USR Ltd., a global electronics contract manufacturing company providing design, supply chain and manufacturing services to dozens of clients in the communications, consumer and medical device fields. USR Ltd. employed approximately 1,000 individuals. Dr. Rafaeli previously served as director of operations and manager of the Arad manufacturing facility for Motorola in its Land Mobile Product Solutions division, manufacturing and distributing communications, consumer and other infrastructure electronics products in excess of $400 million annually. Dr. Rafaeli graduated with a B.Sc. in industrial engineering and management cum laude and an M.Sc. in operations management from the Technion-Israel Institute of Technology, and holds a Ph.D. in business management from Century University. Dr. Rafaeli’s energy, insight and decisiveness are key to the Company’s success.

Dennis M. McGrath Mr. McGrath, upon completion of the merger with Radiancy, reassumed his role of Chief Financial Officer in addition to president and director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath had previously served as CFO and vice president, finance and administration from January 2000 through June 2009. He has held several senior-level positions in prior endeavors, including, from February 1999 to January 2000, serving as the COO of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as CFO of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was CFO and executive vice-president, operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath has the professional accounting insight as well as practical business experience.

Nahum Melumad was appointed to our Board of Directors on December 12, 2011. Dr. Melumad is the James Dohr Professor of Accounting and Business Law at the Columbia Business School (CBS). He has been a member of the CBS faculty since 1993. Between 2000 and 2006, he served as the chairman of the accounting division at CBS. Professor Melumad is the recipient of the 2005 Annual CBS Dean’s Award for Excellence in MBA/EMBA teaching. Between 2003 and 2008, he co-directed the CBS/NYSE Program for directors of public companies titled “Integrity in Financial Disclosure.” Prior to joining CBS, he was a member of faculty at the Stanford Business School. Professor Melumad has served as a consultant and advisor to many organizations, including Bristol-Myers Squibb Co. (BMY-NYSE), General Electric Co. (GE-NYSE), the NYSE and Morgan Stanley (MS-NYSE). Professor Melumad is a CPA and holds an MBA and Ph.D. from the University of California, Berkeley. Professor Melumad’s breadth of experience is valuable to the Company.

James W. Sight was appointed to our Board of Directors on May 26, 2010.  Mr. Sight, an investor serving on the board of directors of various other public companies, has over 20 years of experience in corporate restructurings and financings. Within his experience Mr. Sight had served, as director, and was a significant shareholder, during the reorganization and merger   of Feldman Mall Properties, Inc., a real estate investment trust formerly listed on the New York Stock Exchange under the symbol FLMP, and has served in the office of the REIT’s President; acted since 1998 to the present as a consultant to LSB Industries (NYSE: LXU); and from 1995 to 2006, was a large shareholder in Westmoreland Coal (AMEX: WLB), and was active on its board of directors in directing the reorganization of the company and its emergence from Chapter 11.  Mr. Sight’s experience in corporate restructurings and financings makes him a valuable member of our Board of Directors.

Stephen P. Connelly was appointed to our Board of Directors on May 3, 2007. Mr. Connelly joined Viasys Healthcare, Inc., a medical technology and device company in August 2001 and served as President and Chief Operating Officer from November 2002 until August 2004. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, Mr. Connelly has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly has executive experience in seasoned healthcare companies, with particular expertise in international dealings, making him well qualified to serve on our Board of Directors.

Katsumi Oneda was appointed to our Board of Directors on December 12, 2011. Mr. Oneda co-founded Vision-Sciences Inc., served as its president and CEO from October 1993 to February 2003, and served as chairman from October 1993 to October 2005. He served as the vice-chairman of the Board of Directors of Vision-Sciences from May 1992 to October 1993, as honorary chairman of the Board of Directors from October 1991 to October 1993, and as the chairman of the Board of Directors from September 1990 to October 1991. He has been on the Board of Directors of Vision-Sciences since 1987. Mr. Oneda graduated from Sangyo Noritsu College in 1964. He has over 20 years of experience in the medical technology industry. Mr. Oneda’s practical business experience and team-spirit are also valuable to the Board.

With respect to the incumbent members of the Board of Directors, none of the members has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange other self-regulatory organization.

Board Leadership Structure

In accordance with the provisions of our Bylaws, the total number of directors who serve on our Board of Directors is currently set at eight.

We choose to separate the position of our Chief Executive Officer from that of our Chairman of the Board of Directors. Our Board of Directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. The Board of Directors also has provided for the post of Vice Chairman, who will fulfill the duties of the Chairman when circumstances preclude the Chairman from fulfilling the duties of the chairmanship.

Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole. We believe an independent Chairman of the Board adds an additional layer of insight to our Board of Directors’ risk oversight process.

Compensation, Nominations and Corporate Governance and Audit Committees

General.    Our Board of Directors maintains charters for select committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals and an Anti-Fraud Program. To view the charters of our Audit, Compensation and Nominations and Corporate Governance Committees, Code of Ethics, corporate governance guidelines, codes of conduct and whistle blower policy, please visit our website at www.photomedex.com, under the Corporate Governance section of the Investor Relations page (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report). We have also adopted a policy to implement the provisions of the Foreign Corrupt Practices Act. In compliance with Nasdaq rules, the majority of our Board of Directors is comprised of independent directors. The Board of Directors determined in 2011 that, except for Messrs. Rafaeli and McGrath, who are our Chief Executive Officer and Chief Financial Officer, respectively, all current members of the Board of Directors are independent under the revised listing standards of The NASDAQ Stock Market, LLC (“Nasdaq”). Additionally, our Board of Directors believes that it is desirable to have at least one financial expert serving on the Audit Committee.

Compensation Committee.    Our Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement that is included in this Report and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;
•
evaluating performance and recommending to the Board the compensation, including any incentive compensation, of our Chief Executive Officer and other executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers;
•	recommending to the Board of Directors the compensation for our directors;
•	administering our equity compensation plans (except the Non-Employee Director Plan) and other employee benefit plans;
•	evaluating human resources and compensation strategies, as needed; and
•	evaluating periodically the Compensation Committee charter.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is currently composed of Messrs. Ben-Dror, Connelly and Pell. Mr. Ben-Dror serves as the Chairman of the Compensation Committee. Our Board of Directors determined that each member of the Compensation Committee in 2011 satisfies the independence requirements of the Commission and Nasdaq. The Compensation Committee held six formal meetings during 2011.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The report of the Compensation Committee for 2011 is presented below.

Nominations and Corporate Governance Committee.    Our Board of Directors has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board of Director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board of Directors’ nominees. Our Board of Directors has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and

Corporate Governance Committee is composed of Messrs. Sight and Oneda. Mr. Sight serves as the Chairman of the Nominations and Corporate Governance Committee. Our Board of Directors determined in 2011 that each member of the Nominations and Corporate Governance Committee satisfies the independence requirements of the Commission and Nasdaq. The Nominations and Corporate Governance Committee held one formal meeting during 2011 in conjunction with a meeting of the full Board of Directors.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board of Directors individuals qualified to become members of our Board of Directors and to fill vacant positions on our Board of Directors;
•	recommending to our Board of Directors the director nominees for the next annual meeting of stockholders;
•	recommending to our Board of Directors director committee assignments;
•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;
•	monitoring the independence of our board members;
•	developing and overseeing the corporate governance principles applicable to members of our Board of Directors, officers and employees;
•	reviewing and approving director compensation and administering the Non-Employee Director Plan;
•	monitoring the continuing education for our directors; and
•	evaluating annually the Nominations and Corporate Governance Committee charter.

The Nominations and Corporate Governance Committee considers these requirements when recommending nominees to our Board of Directors. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for our directors. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of PhotoMedex and of our existing directors. The Nominations and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominations and Corporate Governance Committee considers all of these factors to ensure that our Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of the Company.

Audit Committee.    Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management. The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related party transactions, as defined by applicable NASD Rules, to which the Company is a party; and
•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee, which charter meets the applicable standards of the Commission and Nasdaq. The members of the Audit Committee are Messrs. Melumad, Ben-Dror and Connelly. Dr. Melumad serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held seven meetings during 2011.

The Board of Directors determined in 2011 that each member of the Audit Committee satisfies the independence and other composition requirements of the Commission and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Stockholder Communications with the Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Davis Woodward, Corporate Counsel at dwoodward@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending such communication; and
•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Mr. Woodward or the Corporate Secretary, as the case may be, will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Woodward or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of September 24, 2012, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2011.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the annual compensation of our executive officers. The Nominations and Corporate Governance Committee of our Board of Directors is responsible for reviewing and approving the compensation of our non-employee directors.

The Compensation Committee is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of Nasdaq. Our Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of our Chief Executive Officer and our President and Chief Financial Officer as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for executive officers are base salary and bonus and long-term incentives in the form of stock options and now, under our 2005 Equity Plan in the form of restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own success and ours. Included in this evaluation is an analysis whether the Company’s incentive compensation arrangements, including short-term (annual cash incentive) and long-term (equity awards) components, encourage unnecessary or excessive risks by any of the executives. Although incentive compensation is discretionary, the Compensation Committee typically considers overall performance of the Company when granting cash incentive awards and considers each executive’s contributions to the growth of the Company for the benefit of the stockholders when granting incentive equity awards. We have no retirement plans or deferred compensation programs in effect for our non-employee directors and our executive officers, except for our 401(k) plan in which our executive officers are eligible to participate. Compensation is generally paid as earned. We do not have a specific formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of stock.

In order to assess whether the compensation program we had been providing to our executive officers was competitive and effective, the Compensation Committee relied on its own comparative review of peer companies. As an ongoing matter, the Compensation Committee does not regularly engage third-party consultants to advise on our compensation policies. Furthermore, our Compensation Committee does not delegate its responsibilities for reviewing and approving executive compensation.

To the extent consistent with the foregoing objectives, the Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Compensation Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Code, when such a decision appears to be warranted based upon competitive and other factors.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for our executive officers are base salary, bonus and long-term incentives under the 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside of our control. We have endeavored through grants of stock options to our executive officers to incentivize individual and team performance by providing a meaningful stake in us that links their compensation to our overall success.

Elements of Company’s Compensation Plan and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of the termination of an executive’s employment with the Company is a secondary but material element in the package.

Base Salaries.    Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent on our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews and an assessment of market competitiveness.

Bonus.    Generally, at the outset of a fiscal year, the Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate performance and financial condition and on the performance of the participant in the program. A program will typically allow some partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants. The CEO’s bonus is based on a function of revenues.

Long-Term Incentives.    Grants of stock options under our stock option plans are designed to provide our executive officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Stock options granted under the various stock option plans generally have a five-year vesting schedule depending upon the size of the grant, and generally were set to expire 10 years from the date of grant. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the grantee’s salary grade, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The options granted to executives as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by us other than for cause. For our two incumbent executives, such provisions are found in their employment agreements.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Plan, but in the case of restricted stock, we can base the vesting schedule of the restricted stock on the price performance of our common stock.

Compensation on Termination of Employment or Change of Control.  We have employment agreements with Messrs. Rafaeli and McGrath. Each of these agreements provides for severance upon termination of employment, whether in context of a change of control or not.

In the event of an involuntary termination not in connection with a change in control of the Company, an executive will be vested in those options that were unvested as of the termination but that would have vested in the 12 months following termination. In the event of a change of control, all of an executive’s unvested options and restricted stock will vest.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee reviews from time to time the compensation practices of other companies, particularly our peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or a portion thereof, is earned, based on fulfillment of conditions, which are set by the Compensation Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made in the first or second fiscal quarter of a year and after the financial results for the prior year have been audited and reported to our Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Compensation Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings. In such a case, the exercise price is set at the higher of the closing price on the approval date or the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to executives are valued under the same measurement standards as grants made to other grantees.

Accounting and Tax Considerations

On January 1, 2006, we adopted FASB ASC Topic 718. Under this accounting standard, we are required to value stock options granted and restricted stock awarded. We continue to follow this accounting standard after the reverse acquisition on December 13, 2011.

Our compensation program has been structured to comply with Sections 409A and 162(m) of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive service-provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Under Section 162(m) of the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Compensation resulting from options is indexed as performance-based. On December 12, 2011, the stockholders approved a battery of provisions designed to expand and coordinate the Company’s ability to retain the deductibility of executive compensation. However, when warranted based upon competitive and other factors, the Compensation Committee may decide to exceed the tax deductible limits established under Section 162(m).

Overview of Executive Employment Agreements and Option Awards

Employment Agreement with Dolev Rafaeli.     On August 9, 2011, PhotoMedex entered into an amended and restated employment agreement with Dolev Rafaeli, the Chief Executive Officer and President of Radiancy, pursuant to which he was employed to serve as the CEO of PhotoMedex and the CEO and President of Radiancy, conditioned upon and subject to the closing of the merger. The employment agreement with Dr. Rafaeli is an amendment and restatement of an employment agreement previously entered into between Dr. Rafaeli and Radiancy, dated June 1, 2009 and as subsequently amended and restated July 4, 2011. The employment agreement has an initial term of three years from the closing of the contemplated merger and thereafter automatically renews for one-year periods, unless either party provides notice of nonrenewal at least 60 days prior to the end of the then-applicable term. Under the amended and restated employment agreement, Dr. Rafaeli's salary will be $450,000 per annum. In addition, Dr. Rafaeli will be entitled to a bonus equal to 1% of PhotoMedex's sales, on a post-merger basis (calculated as 1% of recognized U.S. GAAP sales reported in PhotoMedex's consolidated quarterly financial reports presented to the PhotoMedex board of directors), which bonus, when combined with his other annual remuneration from PhotoMedex does not exceed the $1,000,000 annual threshold. Such bonus will be paid quarterly. The Company stockholders approved that Dr. Rafaeli shall be entitled to an additional quarterly cash bonus equal to 1% of the sales of PhotoMedex (calculated as 1% of recognized U.S. GAAP sales reported in PhotoMedex's consolidated quarterly financial reports presented to the PhotoMedex board of directors) in excess of such target threshold amount as the Compensation Committee shall determine (the "Second-Tier Bonus"). Following the end of each quarterly performance period, the Compensation Committee shall determine the Second-Tier Bonus for that quarter by calculating 1% of PhotoMedex's U.S. GAAP sales in excess of the threshold amount. Upon the termination of Dr. Rafaeli's employment by PhotoMedex without cause or by Dr. Rafaeli for good reason, he will be entitled to severance benefits as described in the section below entitled “Potential Payments on Termination of Employment or Change of Control”.

On March 18, 2012, the Company granted Dr. Rafaeli 140,000 non-qualified stock options. The options vest equally on the first five anniversaries of the grant, have a ten-year life and an exercise price of $20 per share. In the event of a change of control, the options will immediately vest and remain exercisable for as long as Dr. Rafaeli continues to provide services to the Company, and thereafter for the shorter of the balance of the life of the options or 60 months.

Employment Agreement with Dennis M. McGrath.    In November 1999, we entered into an employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President-Finance and Administration. We amended and restated that agreement in August 2002, September 2007 and May 6, 2008. On July 2, 2009, Mr. McGrath became our President and Chief Executive Officer. Mr. McGrath’s employment agreement has been renewed in accordance with its terms through December 31, 2015.

Mr. McGrath’s 2012 annual base salary was $325,000. The severance arrangements contained in Mr. McGrath’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

Mr. McGrath was awarded 100,000 shares of restricted shares of common stock, which were to vest over a ten year period. Upon the consummation of the reverse acquisition, the vesting period was amended to be over three years from the date of the reverse acquisition. Mr. McGrath was also awarded 200,000 restricted shares of common stock, which vest over a three year period and 50,100 options to purchase common stock, which vested immediately, as part of the consummation of the reverse acquisition. 10,600 options have an exercise price of $15.60 per share and 39,500 options have an exercise price of $20.00 per share.

On March 18, 2012, the Company also granted Mr. McGrath 90,000 non-qualified stock options. The options vest equally on the first five anniversaries of the grant, have a ten-year life and an exercise price of $20 per share. In the event of a change of control, the options will immediately vest and remain exercisable for as long as Mr. McGrath continues to provide services to the Company, and thereafter for the shorter of the balance of the life of the options or 12 months.

SUMMARY COMPENSATION TABLE

The following table includes information for the years ended December 31, 2011 and 2010 concerning compensation for our named executive officers. Mr. McGrath was Chief Executive Officer and President until December 13, 2011, at which time the Board of Directors appointed Dr. Rafaeli to serve as our Chief Executive Officer. Ms. Allgeier was Chief Financial Officer until December 13, 2011, at which time the Board of Directors appointed Mr. McGrath to serve as our Chief Financial Officer and President. Mrs. Allgeier became, as of the reverse acquisition, the Chief Accounting Officer, and is no longer an executive officer of the Company. Mr. Stewart ceased to be our Chief Operating Officer as of December 13, 2011. He is no longer an executive officer but continues to serve as Executive Vice President.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Dolev Rafaeli, Chief Executive Officer (4)	2011	450,000	1,560,265	26,226,304	0	47,718	28,284,287

Dennis M. McGrath, President and Chief Financial Officer	2011	325,000	234,000	3,855,000	772,685	22,126	5,208,811
	2010	324,010	161,379	0	0	21,195	506,584

Michael R. Stewart, Chief Operating Officer (until December 13, 2011) and Executive Vice President	2011	300,000	0	3,563,000	696,019	16,911	4,575,930
	2010	298,558	148,965	0	0	19,368	466,891

Christina L. Allgeier, Chief Accounting Officer (Chief Financial Officer & Vice President until December 13, 2011)	2011	145,000	30,000	0	73,500	13,004	261,504
	2010	130,385	25,000	0	0	13,004	168,389

(1)	“Non-Equity Incentive Plan Compensation” in the foregoing table is the bonus earned in 2011 and 2010, even though such bonus will have been paid in a subsequent period.
(2)
The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted under our 2005 Equity Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2011, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2011 awards, other features of those awards and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(3)
“All Other Compensation” includes car allowance ($1,000 per month), premiums for supplementary life and/or disability insurance and matching 401(k) plan contributions for Messrs. McGrath and Stewart and Ms. Allgeier.

(4)
All of Dr. Rafaeli’s compensation in 2011 was paid by Radiancy, Inc., except for $93,400  Dr. Rafaeli had no affiliation with the Company in 2010 and therefore his compensation in 2010 has been omitted from the table.

Non-Equity Incentive Plan; Non-Qualified Deferred Compensation

We do not have a non-equity incentive plan, nor do we have a plan or program of non-qualified deferred compensation.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our named executive officers on termination of employment or upon a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements or plan document.

Pursuant to the terms of their employment agreements, should (1) the Company terminate Dr, Rafaeli’s or Mr. McGrath’s employment without cause, (2) Dr. Rafaeli or Mr. McGrath resign for good reason or (3) the Company fail to renew the applicable employment agreement (in each instance, whether in the context of a change in control or otherwise), then the affected individual will become entitled to the following benefits upon his delivery of an effective release to the Company:

(i)
a cash payment equal to his annual base salary in effect at the time of such termination for the remainder of the initial term or any renewal term, payable in installments in accordance with the Company’s payroll practices based on the terms of the agreement;

(ii)
For Mr. Rafaeli – a bonus equal to 1% of PhotoMedex’s sales, on a post-merger basis (calculated as 1% of recognized U.S. GAAP sales reported in PhotoMedex’s consolidated quarterly financial reports represented to the PhotoMedex board of directors), which bonus, when combined with his other annual remuneration from PhotoMedex does not exceed $1,000,000 annually and shall be paid quarterly, for the remainder of the initial term or any renewal term; and an additional quarterly cash bonus equal to 1% of the sales of PhotoMedex (calculated as 1% of recognized U.S. GAAP sales reported in PhotoMedex’s consolidated quarterly financial reports presented to the PhotoMedex board of directors) in excess of such target threshold amount as the Compensation Committee shall determine, for the remainder of the initial term or any renewal term.
For Mr. McGrath - a pro-rated bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for the remainder of the initial term or any renewal term (or, if less, 18 months) following such termination;
(iv)	continued coverage under the Company’s long-term and short-term disability plans for the remainder of the initial term or any renewal term following such termination;
(v)
a monthly cash payment for the remainder of the initial term or any renewal term equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination;

(vi)	a tax gross-up to the extent to which the amounts in subparagraphs (iv) or (v) above are taxable to the individual; and

(vii)
full acceleration of all outstanding equity awards held by the individual at the time of such termination. Each outstanding option will remain exercisable until the earlier of the 60-month, or 12-month, anniversary of his termination date for Messrs. Rafaeli and McGrath, respectively, and the option’s expiration date.

If any of the events set forth in the table below had occurred by December 31, 2011, then we estimate the value of the benefits that would have been triggered and thus accrued to Messrs. Rafaeli and McGrath and had the triggering event occurred on December 31, 2011, would be as set forth below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death (1)	Disability (1)	Change in Control

Dolev Rafaeli	Salary & bonus (1)(2)	$1,331,250	$1,331,250	0	0	0	N/A
	Health continuation	65,711	65,711	0	0	0	N/A
	AD&D insurance	19,383	19,383	0	0	0	N/A
	Executive life ins.	7,278	7,278	0	0	0	N/A
	Accelerated vesting (3)	0	0	0	0	0	N/A
	Tax gross-up (4)	19,306	19,306	0	0	0	N/A
	TOTAL	$1,442,928	$1,442,928	0	0	0	N/A

Dennis McGrath	Salary & bonus (1)(2)	$ 961,458	$ 961,458	0	0	0	N/A
	Health continuation	41,739	41,739	0	0	0	N/A
	AD&D insurance	4,316	4,316	0	0	0	N/A
	Executive life ins.	22,744	22,744	0	0	0	N/A
	Accelerated vesting (3)	3,999,787	3,999,787	0	0	0	N/A
	Tax gross-up (4)	19,595	19,595	0	0	0	N/A
	TOTAL	$ 5,049,639	$ 5,049,639	0	0	0	N/A

(1)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.
(2)	Severance based on 2011 salary levels. In addition to the salary listed above, Dr. Rafaeli would be entitled to a bonus of 1% of sales for the remainder of the initial term or any renewal term.
(3)
If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2011 was $12.90 per share. For stock awarded prior to January 26, 2009, the date of our 1-for-7 reverse stock split, such shares were purchased for $0.42 (par value of $0.01 per share adjusted for the 1-for-7 reverse stock split and the assumed 1-for-6 reverse stock split). For stock awarded after January 26, 2009, such shares were purchased for $0.06 (par value of $0.01 per share adjusted for the 1-for-6 reverse stock split).
The gain associated with the acceleration of a share of restricted stock upon a change of control is calculated as the difference between the closing price of our common stock on the date of such event and the purchase price of such share of restricted stock.

(4)	Tax gross-ups are with respect to supplementary executive life and/or disability insurance benefits.

STOCK OPTIONS

Our 2005 Equity Plan is the vehicle by which restricted stock awards and option grants are made to the executives and other service-providers.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted and restricted stock awarded during or for the year ended December 31, 2011 to our named executive officers listed in the Summary Compensation Table as shown under the caption “Executive Compensation.” The stock awards and option grants reflected below were awarded under the 2005 Equity Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)

Dolev Rafaeli	6/30/11	-	2,045,571	-	-	0.005	6.77	13,862,596

Dennis McGrath	3/30/11	-	100,000	-	-	7.35	7.35	735,000
	12/13/11	-	200,000	-	-	15.60	15.60	3,120,000
	12/13/11	-	-	-	50,100	15.60	15.60	640,808
	12/13/11	-	-	-	10,600	20.00	15.60	131,877

Michael Stewart*	3/30/11	-	100,000	-	-	7.35	7.35	735,000
	12/13/11	-	180,000	-	-	15.60	15.60	2,808,000
	12/13/11	-	-	-	45,100	15.60	15.60	576,855
	12/13/11	-	-	-	9,600	20.00	15.60	119,164

Christina Allgeier*	3/30/11	-	10,000	-	-	7.35	7.35	73,500

(1)	Computed in accordance with FASB ASC Topic 718, formerly SFAS 123 (R).

*  Ceased to be an executive on December 13, 2011.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards	Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Dolev Rafaeli	0	N/A	0	N/A	N/A	0	0	N/A	N/A

Dennis McGrath	0	N/A	0	N/A	N/A	0	0	7,977	102,903
	0	N/A	0	N/A	N/A	0	0	2,084	26,884
	8,750	0	0	6.24	6/15/19	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	100,000	1,290,000
	0	N/A	0	N/A	N/A	0	0	200,000	2,580,000

(1)	The market value of unvested shares of restricted stock is based on $12.90 per share, which was the closing price of our stock on December 31, 2011.
(2)	All options granted to Mr. McGrath were under the 2005 Equity Plan.

Mr. McGrath vests in the 2,084 shares of restricted stock granted on May 7, 2007 at the rate of 1/36th of the grant on each month’s end, beginning with January 31 2012 and ending on December 31, 2014. Mr. McGrath vests in the 100,000 shares of restricted stock granted on March 30, 2011 on equally on each of the first three anniversaries of the Merger Date, viz. December 13, 2012; December 13, 2013; and December 13, 2014. Mr. McGrath vests in the 200,000 shares of restricted stock granted on the Merger Date equally on each of the first three anniversaries of the Merger Date.

On August 2, 2012, the Board of Directors authorized the vesting of 34,750 shares of Mr. McGrath’s restricted stock, which was the amount which Mr. McGrath could have elected to be vested in as of December 13, 2011, but which he declined to do while the Company was considering the raising of equity capital. The Board approved the vesting to enable Mr. McGrath to have a meaningful opportunity, among other things, to amass cash needed  to pay his anticipated income taxes.

Formerly a named executive officer, Mr. Stewart vests in the 1,667 shares of restricted stock granted on May 7, 2007 at the rate of 1/36th of the grant on each month’s end, beginning with January 31 2012 and ending on December 31, 2014, and similarly vests with respect to the 3,750 shares of restricted stock granted on August 13, 2007. Mr. Stewart vests in the 64,000 and 180,000 shares granted on March 30, 2011 and on December 13, 2011, respectively, in equal thirds as to each grant on the first three anniversaries of the Merger Date.

Option Exercises and Stock Vested Table

None.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included herein. Based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis referred to above be included herein.

Compensation Committee

Yoav Ben-Dror	Stephen Connelly	Lewis Pell

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our Board of Directors. Directors who are not our employees are compensated under the Non-Employee Director Plan. Effective December 12, 2011, each outside director receives an annual cash retainer of $40,000, payable quarterly and the chairman of each committee shall receive an additional annual fee of $10,000 for audit, $5,000 for each of compensation and nominations. Dr. Ben-Dror receives a monthly payment of $30,000 for his services as the executive director for Radiancy Ltd. and Photo Therapeutics, Ltd. In addition, in 2012, the Directors, elected at the December 12, 2011 stockholders’ meeting, received a sign-on bonus of 5,000 shares of common stock. The table below sets forth our non-employee directors’ compensation through December 31, 2011.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned ($)	Option Awards ($) (1)	Total ($)

Lewis Pell (2)	240,000	-	240,000

Yoav Ben-Dror (2)	478,320	4,787,662	5,265,982

Nahum Melumad (3)	-	-	-

Katsumi Oneda (3)	-	-	-

James W. Sight (4)	5,000	22,512	27,512

Stephen P. Connelly(4)	5,000	36,336	41,336

Richard DePiano (5)	5,000	33,118	38,118

Alan Novak (5)	5,000	44,304	49,304

Lenard Mazur (5)	5,000	24,268	29,268

Paul Denby (5)	5,000	33,437	38,437

(1)
The amounts shown for option awards relate to shares granted under our Non-Employee Director Plan. These amounts are equal to the aggregate grant-date fair value with respect to the option awards for financial statement purposes, computed in accordance with FASB ASC Topic 718, but without giving effect to estimated forfeitures.

(2)
Messrs. Pell and Ben-Dror’s director compensation were earned for their respective positions on the Radiancy Board of Directors, prior to the reverse acquisition. There were no fees paid to them as part of the PhotoMedex Board of Directors for 2011.

(3)	Messrs. Melumad and Oneda were not previously either a director for Radiancy or a director for PhotoMedex. There were no fees paid to them as part of the PhotoMedex Board of Directors for 2011.
(4)
Messrs. Sight and Connelly’s director compensation were earned for their respective positions on the pre-merged PhotoMedex Board of Directors, prior to the reverse acquisition. There were no fees paid to them as part of the PhotoMedex Board of Directors, post acquisition.

(5)
Messrs. DePiano, Novak, Mazur and Denby director compensation were earned for their respective positions on the pre-merged PhotoMedex Board of Directors, prior to the reverse acquisition. Upon consummation of the reverse merger and stockholders’ meeting, Messrs. DePiano, Novak, Mazur and Denby no longer hold a director position

Limitation on Directors' Liabilities; Indemnification of Officers and Directors

Our articles of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our articles of incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for breaches which involve intentional misconduct, fraud or a knowing violation of law.

Directors' and Officers' Liability Insurance

We have obtained directors' and officers' liability insurance which expires on December 13, 2012. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors. We also provided tail insurance for the directors of Radiancy.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The information set forth in Item 5 of the Company’s Annual Report under the heading “Overview of Equity Compensation Plans” is hereby incorporated by reference.

The following table reflects, as of September 24, 2012, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.

Name and Address Of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Lewis C. Pell (2)	1,775,319	8.3%
Yoav Ben-Dror (3)	1,380,921	6.4%
Dolev Rafaeli (4)	2,569,445	12.0%
Dennis M. McGrath (5)	421,826	2.0%
Nahum Melumad (6)	8,000	*
Katsumi Oneda (7)	1,096,594	5.1%
James W. Sight (8)	254,496	1.2%
Stephen P. Connelly (9)	20,444	*
Shlomo Ben-Haim (10)	1,806,263	8.4%
All directors and officers as a group (eight persons) (11)	7,527,045	34.8%

*           Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of September 24, 2012, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 21,476,636 shares of common stock outstanding as of September 24, 2012.

(2)	Includes 1,775,319 shares of common stock. Mr. Pell's address is 147 Keystone Drive, Montgomeryville, PA 18936.
(3)
Includes 1,380,921 shares of common stock beneficially owned, of which 1,255,843 shares are owned directly by Dr. Ben-Dror and 125,078 shares are owned by Gohan Investments Ltd. of which Dr. Ben-Dror is the 100% owner. Dr. Ben-Dror's address is 147 Keystone Drive, Montgomeryville, PA 18936.

(4)	Includes 2,569,445 shares of common. Does not include options, granted on March 18, 2012, to purchase up to 140,000 shares of common stock, which may vest more than 60 days after September 24, 2012.
(5)
Includes 3,711 shares of common stock, 312,977 additional shares of common stock subject to restriction agreements with us, warrants to purchase 35,688 shares of common stock and vested options to purchase 69,450 shares of common stock. Does not include options, granted on March 18, 2012, to purchase up to 90,000 shares of common stock, which may vest more than 60 days after September 24, 2012.

(6)	Includes 8,000 shares of common. Dr. Melumad's address is 147 Keystone Drive, Montgomeryville, PA 18936.
(7)
Includes 1,096,594 shares of common stock. Excludes 214,285 shares which Mr. Oneda gifted to his son and 214,285 shares which he gifted to his daughter. Mr. Oneda’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(8)
Includes 195,583shares of common stock, warrants to purchase 58,288 shares of common stock and options to purchase up to 625 shares of common stock. Mr. Sight’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(9)
Includes 16,189 shares of common stock, warrants to purchase 3,422 shares of common stock and options to purchase up to 833 shares of common stock. Mr. Connelly’s address is 147 Keystone Drive, Montgomeryville, PA 18936.

(10)
Shlomo Ben-Haim is, or may be deemed to be, the beneficial owner of 1,806,263 shares of common stock. Of the 1,806,263 shares, 1,153,858 shares are owned by Eastnet Investment Limited and 402,250 shares are owned by Antinori, Ltd. Mr. Ben-Haim has voting and/or dispositive power over shares held by Eastnet Investment Limited and Antinori, Ltd. Mr. Ben-Haim's address is 8 Kensington Palace Gardens, London W84QP, United Kingdom. Eastnet Investment Limited's address is Nerine Chambers, PO Box 905, Road Town, Tortola, British Virgin Islands. Antinori Ltd.'s address is Alon Tavor 15, Industrial Zone, Caesarea, Israel.

(11)
Includes 7,527,045 unrestricted shares of common stock and 312,977 restricted shares of common stock warrants to purchase 97,398 shares of common stock and vested options to purchase 70,908 shares of common stock. Does not include options to purchase up to 230,000 shares of common stock, which may vest more than 60 days after September 24, 2012.

Certain Relationships and Related Transactions, Director Independence

As of September 24, 2012, Messrs. Michael R. Matthias and Jeffrey P. Berg, shareholders in Baker & Hostetler LLP, outside counsel to us in certain litigation, held in the aggregate 1,034 shares of our common stock. Messrs. Matthias and Berg acquired such shares through the exercise of stock options that they accepted from us in exchange for legal services performed from July 1998 to May 2000.

We shall also enter into an indemnification agreement with each of our directors pursuant to which we have agreed to indemnify each director against claims brought against them in their capacities as our directors. These indemnification agreements also require us to maintain directors’ and officers’ liability insurance for our directors.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes-Oxley Act of 2002, as amended, and other securities laws and regulations.

PROPOSAL NO. 2 - RATIFICATION OF GRANT THORNTON ISRAEL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We first engaged Grant Thornton Israel to serve as our independent registered public accounting firm for the year ended December 31, 2011The Audit Committee of our Board of Directors has selected Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2012 and has set its compensation for that year. As such, Grant Thornton will, among other things, audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2012. Grant Thornton Israel has reviewed our results for the quarters ended March 31, 2012 and June 30, 2012. Representatives of Grant Thornton Israel are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton Israel as our independent registered public accounting firm, and ratification of the authority of the Audit Committee to set the auditors’ compensation, is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Grant Thornton Israel to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

We present the following information concerning our relationship with Grant Thornton Israel as background to this proposal.

Principal Accountant Fees and Services

Our Audit Committee appointed EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2010 and engaged them for the quarterly reviews and other services including due diligence for the reverse acquisition. We engaged Grant Thornton Israel as our independent auditors for 2011, effective January 26, 2012. Prior to the appointment, Grant Thornton Israel had been the independent auditor for Radiancy Inc. The expenses occurred of EisnerAmper related to fiscal year 2011 are presented here as well. Such expenses, are not included in the Statement of Operations for the consolidated company included herein, as the expenses occurred prior to the reverse acquisition.

The following table shows the fees paid or accrued by us for the audit and other services provided by Grant Thornton Israel and EisnerAmper LLP for 2011 and 2010:

	2011	2010
Audit Fees – Grant Thornton Israel (1)	$131,000	$26,000
Audit Fees –EisnerAmper (1)	129,000	181,000
Audit-Related Fees – Grant Thornton Israel (2)	137,000	-
Audit-Related Fees – EisnerAmper (2)	270,000	40,000
All Other Fees – Grant Thornton LLP (3)	82,000	7,000
All Other Fees – EisnerAmper (3)	147,000	-
Total	$896,000	$254,000

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees" in this table, principally related to the reverse acquisition and the filing of the Form S-4.

(3)	Consists of all other products and services provided, including tax, other than the services reported under audit fees and audit related fees.

Engagement of the Independent Auditor. The Audit Committee is responsible for approving every engagement of Grant Thornton Israel to perform audit or non-audit services for us before Grant Thornton Israel is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Grant Thornton Israel for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

All fees to our independent accounting firms were approved by the Audit Committee.

Auditor Selection for Fiscal 2012 The Audit Committee has selected Grant Thornton Israel to serve as our independent auditors for the year ending December 31, 2012 and has set its compensation for that year. The Committee’s selection will be submitted to our stockholders for ratification at our 2012 Annual Meeting of Stockholders.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of Grant Thornton Israel.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Grant Thornton Israel as our independent registered public accounting firm for the year to be ended December 31, 2012 and of the authority of the Audit Committee to set the auditors’ compensation for that year.

Proposal No. 3 - Approval to Adjourn the Annual Meeting

The PhotoMedex board of directors has determined that the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein, is advisable and in the best interests of PhotoMedex and its stockholders and has approved the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein.

Vote Required; Recommendation of the Board of Directors

The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The PhotoMedex board of directors recommends a vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

PhotoMedex Record Date; Stock Entitled to Vote

Only stockholders of PhotoMedex common stock as of the close of business on September 21, 2012, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were 21,476,636shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

The list of all stockholders of record on the record date will be available at the annual meeting and at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600, for the ten (10) days preceding the annual meeting.

Quorum

In order to carry on the business of the annual meeting, PhotoMedex must have a quorum. A quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this joint proxy statement/prospectus as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Votes Required for Approval

Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal ratify the appointment of Grant Thornton Israel as our independent accounting firm for 2012. This requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annual Meeting: The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Voting by PhotoMedex Directors and Executive Officers

On the PhotoMedex record date, directors and executive officers of PhotoMedex and their affiliates owned and were entitled to vote 7,527,045 shares of PhotoMedex common stock (excluding warrants and options), or approximately 34.3% of the total voting power of the shares of PhotoMedex common stock outstanding on that date. PhotoMedex currently expects that its directors and executive officers will vote “FOR” the election of the eight (8) director nominees, vote “FOR” the proposal to ratify the appointment of Grant Thornton Israel; and the authority of the Audit Committee to set the auditors’ compensation for such year and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Voting by Holders of Record

If you own shares of PhotoMedex common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of PhotoMedex common stock. If you fail to vote, the proxies cannot vote your shares of PhotoMedex common stock at the PhotoMedex annual meeting. If you are an owner of record then you have four voting options:

•
Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•
Telephone. If you hold shares directly in your own name and are the holder record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•	In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the

•
PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

PhotoMedex requests that PhotoMedex stockholders complete and sign the accompanying proxy and return it to PhotoMedex as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of PhotoMedex stock represented by it will be voted at the PhotoMedex annual meeting in accordance with the instructions contained on the proxy card.

If you are a PhotoMedex stockholder, your broker or other nominee does not have authority to vote on the proposal to issue PhotoMedex common stock pursuant to the merger agreement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

The Internet and telephone proxy procedures are designed to authenticate stockholders identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received twelve o’clock midnight, Eastern Time, on November 5, 2012.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the approval of the Amended and Restated Articles of Incorporation, this will be a “non-vote” and it will have the same effect as a vote against the approval of the Amended and Restated Articles of Incorporation. If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the PhotoMedex stockholder proposals (e.g. the merger proposal) other than approval of the Proposed Charter Amendments, it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

Voting of Shares Held in Street Name

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, broker non-votes are counted for the purpose of determining the presence or absence of a quorum for purposes of the NRS, but will not be taken into account for purposes of satisfying the NASDAQ requirement that the total number of votes cast at the annual meeting represents a majority of the outstanding shares of PhotoMedex common stock entitled to vote. With respect to the proposal to issue shares of PhotoMedex common stock pursuant to the merger agreement, a broker non-vote will have no effect on such proposal. With respect to the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies, a broker non-vote will have no effect on such proposal. If you hold shares through a broker or other nominee and wish to vote your shares in person at the annual meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the annual meeting.

Revocability of Proxies and Changes to a PhotoMedex Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the PhotoMedex annual meeting of stockholders. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the annual meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the annual meeting;

•
by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending the annual meeting of stockholders and voting in person.

Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking PhotoMedex proxies should be addressed to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attention: Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the PhotoMedex annual meeting, a PhotoMedex stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that PhotoMedex receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a PhotoMedex stockholder makes no specifications on its proxy card as to how it should want its shares voted before signing and returning it, such proxy will be voted “FOR” the proposal to approve the issuance of PhotoMedex common stock pursuant to the merger agreement and “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies.

Solicitation of Proxies

PhotoMedex will bear the entire cost of soliciting proxies from its stockholders, except that PhotoMedex and Radiancy have agreed to each pay one half of the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other similar fees payable to the SEC in connection with the transaction. In addition to the solicitation of proxies by mail, PhotoMedex will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of PhotoMedex common stock and secure their voting instructions, if necessary. PhotoMedex will reimburse the record holders for their reasonable expenses in taking those actions.

PhotoMedex has also made arrangements with Broadridge Corporate Issuer Solutions, Inc. to assist in soliciting proxies and in communicating with stockholders and has agreed to pay them a fee of approximately $4,100 plus reasonable expenses for these services. If necessary, PhotoMedex may also use several of its regular employees, who will not be specially compensated, to solicit proxies from PhotoMedex stockholders, either personally or by telephone, the Internet, facsimile or letter.

Stockholders Sharing an Address

PhotoMedex may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call PhotoMedex’s Investor Relations department at the following address or phone number: 147 Keystone Drive, Montgomeryville, PA 18936, (215) 619-3287.  Or, you may obtain copies of such materials, including the Notice, the Proxy Statement, the Annual Report on Form 10-K, and the Shareholder Letter at www.proxyvote.com.

Other Matters to Come Before the Meeting

The PhotoMedex board of directors is not aware of any other business to be acted upon at the annual meeting. Pursuant to the NRS and the PhotoMedex bylaws, only the business described in the notice of the annual meeting of the stockholders will be conducted at such meeting.

FUTURE PHOTOMEDEX STOCKHOLDER PROPOSALS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before November 6, 2012  in order to be considered for inclusion in the proxy statement relating to that meeting. In the event, however, that we change the meeting date for the next annual stockholders meeting by more than 30 days from November 6, 2013 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our joint proxy statement/prospectus, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must have been received by us no later than August 15, 2012 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2013 annual meeting.

You may write to Davis Woodward, Corporate Counsel, at our principal executive office, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

PhotoMedex files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including PhotoMedex, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus. You can also inspect reports, proxy statements and other information about PhotoMedex at the offices of NASDAQ, One Liberty Plaza 165 Broadway, New York, NY 10006.

PHOTOMEDEX, INC.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time November 5, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O BROADRIDGE 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time November 5, 2012.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PHOTOMEDEX, INC.
The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors Nominees:	⁮	⁮	⁮	_______________________________

01	Lewis C. Pell	02	Dr. Yoav Ben-Dror	03	Dr. Dolev Rafaeli	04	Dennis M. McGrath	05	Dr. Nahum Melumad
06	James W. Sight	07	Stephen P. Connelly	08	Katsumi Oneda

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2.
To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel.

	⁮	⁮	⁮

NOTE:  To transact such other business as may come before the Meeting and any adjournments thereto.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K, Shareholder Letter is/are available at www.proxyvote.com.
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M27423-PO1854

PHOTOMEDEX, INC.
Annual Meeting of Stockholders
November 6, 2012 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Dolev Rafaeli as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc., a Nevada Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036-8299, on November 6, 2012, at 9:00 a.m., local time, and any adjournment thereof upon matters properly coming before the Meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXY DEEMS ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side